UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: December 22, 2005

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the resignation of Duane Huesers, Vice President of Finance, as described under Item 5.02 below, Coldwater Creek Inc. and Mr. Huesers have agreed that upon his departure Mr. Huesers will receive a payment equal to four months salary plus continuation of his health insurance benefits for a period of four months. The terms of Mr. Huesers’ departure will be formally documented in a separation and release agreement, which will become effective following the last day of his employment on January 31, 2006. The separation and release agreement will also include customary provisions relating to Mr. Huesers’ departure, including a mutual non-disparagement provision and a general release of claims against the company.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

On December 22, 2005, Duane Huesers, Vice President of Finance, who has performed the functions of the Principal Accounting Officer, tendered his resignation from Coldwater Creek Inc. Mr. Huesers has agreed to continue to serve the company on a full-time basis through January 31, 2006. Mel Dick, Executive Vice President and Chief Financial Officer, assumed responsibilities as Principal Accounting Officer effective December 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Date: December 28, 2005
/s/ Melvin Dick
Melvin Dick
Executive Vice President, Chief Financial Officer